Amended and Restated
                                   Schedule A
                                     to the
                          Investment Advisory Agreement
                                     between
                                The Pillar Funds
                                       and
               United Jersey Bank Investment Management Division,
                        a division of United Jersey Bank

Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:

         Portfolio                                        Fee (in basis points)
         ---------                                        ---------------------
Prime Obligation Money Market Fund                              .35%
U.S. Treasury Securities Money Market Fund                      .35%
Tax-Exempt Money Market Fund                                    .35%
U.S. Treasury Securities Plus Money Market Fund                 .15%
Institutional Select Money Market Fund                          .10%

Fixed Income Fund                                               .60%
New Jersey Municipal Securities Fund                            .60%
Pennsylvania Municipal Securities Fund                          .60%
Short-Term Investment Fund                                      .60%
Intermediate-Term Government Securities Fund                    .60%
GNMA Fund                                                       .60%

Mid Cap Fund                                                    .75%
Equity Growth Fund                                              .75%
Equity Value Fund                                               .75%
Equity Income Fund                                              .75%
Balanced Fund                                                   .75%